Exhibit 99.1

For Immediate Release

Contact:    Patrick A. Reynolds

Director of Investor Relations

(706) 649-4973

Synovus Reports Profit for Fourth Quarter of 2011

Second Consecutive Quarter of Profitability Driven by Improving Credit Trends

Columbus, Ga., January 24, 2012 – Synovus Financial Corp. (NYSE: SNV) today reported financial results for the quarter ended December 31, 2011.

Fourth Quarter Results

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Net income available to common shareholders was $12.8 million for the fourth quarter of 2011, compared to net income available to common shareholders of $15.7 million in the third quarter of 2011 and a net loss attributable to common shareholders of $180.0 million in the fourth quarter of 2010.

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Diluted net income per common share for the fourth quarter of 2011 was $0.014 compared to diluted net income per common share of $0.017 for the third quarter of 2011, and a net loss per common share of $0.229 for the fourth quarter of 2010.

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The fourth quarter of 2011 results include net investment securities gains of $10.3 million (compared to $62.9 million for the third quarter of 2011) as well as a $5.9 million charge related to Synovus’ indemnification obligation as a member of the Visa USA network.

“We are pleased to report a profit for the second consecutive quarter,” said Kessel D. Stelling, Chairman and CEO of Synovus. “Our performance during the quarter was driven primarily by the continued improving trends in credit metrics and the resulting reduction of credit costs. Additionally, we are encouraged that the positive momentum in the loan pipeline, along with reductions in charge-offs and loan sales, contributed to the stabilization of loan balances as compared to the over $400 million decline in the previous quarter. We continue to gain positive traction for long-term, sustained profitability and growth.”

Credit Trends

•	Total credit costs declined for the tenth consecutive quarter to $90.5 million for the fourth quarter of 2011, down 36.5% from the third quarter of 2011 and down 67.9% from the fourth quarter of 2010.

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Net charge-offs were $113.5 million in the quarter, down 18.0% from $138.3 million in the third quarter of 2011, and down 70.5% from $385.2 million in the fourth quarter of 2010. The annualized net charge-off ratio was 2.26% in the fourth quarter, down from 2.72% in the previous quarter, and down from 6.93% in the fourth quarter of 2010.

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New non-performing loan inflows were $189.2 million in the fourth quarter of 2011, down 14.8% from $222.0 million in the third quarter of 2011 and down 35.8% from $294.9 million in the fourth quarter of 2010.

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Potential problem commercial loans (consisting of substandard accruing loans but excluding loans 90 days past due and still accruing interest and substandard accruing troubled debt restructurings which are reported separately) declined for the fifth consecutive quarter to $779.6 million, a 17.2% decline from the third quarter of 2011, and a 58.3% decrease from the peak of $1.87 billion in the third quarter of 2010.

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Total non-performing assets were $1.12 billion at December 31, 2011, down $47.0 million from the previous quarter, and down $162.9 million or 12.7% from the fourth quarter of 2010. The non-performing asset ratio was 5.50% at December 31, 2011, compared to 5.71% at the end of the previous quarter and 5.83% at December 31, 2010.

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Total accruing troubled debt restructurings (TDRs) increased to $668.5 million in the fourth quarter of 2011 compared to $640.3 million in the previous quarter. At December 31, 2011, over 98% of accruing TDRs are current as to principal and interest.

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Distressed asset sales were approximately $147 million during the fourth quarter, compared to approximately $169 million in the third quarter of 2011, and approximately $573 million in the fourth quarter of 2010.

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Total delinquencies (consisting of loans 30 or more days past due and still accruing) were 0.74% of total loans at December 31, 2011, down from 0.99% at September 30, 2011, and 0.82% at December 31, 2010. Total loans past due 90 days or more and still accruing were 0.07% at December 31, 2011, down from 0.13% at September 30, 2011, and 0.08% at December 31, 2010.

Core Performance

Pre-tax, pre-credit costs income was $113.8 million for the fourth quarter of 2011, down $5.6 million from $119.4 million in the third quarter of 2011.

•	Net interest margin was 3.52%, up five basis points from the third quarter of 2011 and up fifteen basis points from the fourth quarter of 2010.

•	The effective cost of funds was down ten basis points, while the yield on earning assets was down five basis points.

•	Non-interest income, excluding net investment securities gains of $10.3 million, was down $7.4 million or 10.5% from the previous quarter.

•	Bankcard fees declined $4.4 million from the prior quarter, primarily due to the impact of the Durbin Amendment, which became effective October 1, 2011.

•	Mortgage revenues were down $2.6 million from the prior quarter.

•	Total reported non-interest expense was $219.1 million for the fourth quarter of 2011 compared to $222.6 million for the previous quarter.

•	Core expenses (excludes Visa indemnification charge, restructuring charges and credit costs) were down $3.2 million from the third quarter of 2011.

•	Core expenses for 2011 were down $95.3 million or 11.7% from 2010, due primarily to the efficiency initiatives that were announced and implemented in 2011.

•	Total headcount is 5,224 at December 31, 2011, down 885 or 14.5% from December 31, 2010.

Balance Sheet Fundamentals

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Net loan growth, excluding the impact of loan sales, transfers to loans held-for-sale, charge-offs, and foreclosures was approximately $167 million for the fourth quarter, compared to a decline of approximately $132 million during the third quarter of 2011.

•	On a sequential quarter basis, total loans declined $22.3 million, compared to $402.7 million decrease in the previous quarter.

•	Total deposits ended the quarter at $22.4 billion, down $697.7 million from the previous quarter due primarily to the planned reductions in national market brokered deposits and time deposits.

•	Total core deposits ended the quarter at $20.6 billion, down $323.2 million compared to the third quarter of 2011, driven by a $361.0 million decline in time deposits.

•	Non-interest bearing demand deposits were up $117.5 million or 8.9% (annualized) from the third quarter of 2011, and up $1.07 billion or 24.9% from the fourth quarter of 2010.

•	The number of non-interest bearing demand deposit accounts increased by 1,458 accounts, or 1.7% (annualized), over the third quarter of 2011.

•	Non-interest bearing deposits represent 26% of total core deposits at December 31, 2011, up from 20% at December 31, 2010.

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The effective cost of core deposits (includes non-interest bearing deposits) continued to decline, with an effective cost of 53 basis points for the fourth quarter of 2011, compared to 62 basis points for the previous quarter and 82 basis points in the fourth quarter of 2010.

Regulatory Capital Ratios

•	Tier 1 Common Equity ratio was 8.49% at December 31, 2011 compared to 8.50% at September 30, 2011.

•	Tier 1 Capital ratio was 12.94% at December 31, 2011 compared to 12.97% at September 30, 2011.

•	Tier 1 Leverage ratio was 10.08% at December 31, 2011 up from 9.87% at September 30, 2011.

•	Total Risk-based Capital ratio was 16.50% at December 31, 2011 compared to 16.53% at September 30, 2011.

Stelling concluded, “2011 clearly reflected a turning point for Synovus as we returned to profitability in the second half of the year. Key achievements included positive trends in credit, restructuring of the expense base, redesigning processes to improve the customer experience, key talent additions, and stabilization of loan balances. We have made much progress as our dedicated team has taken on the challenges and opportunities of 2011, and we look forward to continuing that momentum into 2012 and beyond.”

Synovus will host an earnings highlights conference call at 8:30 a.m. EST on January 24, 2012. The earnings call will be accompanied by a slide presentation. Shareholders and other interested parties can access the slide presentation and listen to the conference call via simultaneous Internet broadcast at www.synovus.com by clicking on the “Live Webcast” icon. RealPlayer or Windows Media Player can be downloaded prior to accessing the actual call or the replay. The replay will be archived for 12 months and will be available 30-45 minutes after the call.

About Synovus

Synovus Financial Corp. is a financial services company with over $27 billion in assets based in Columbus, Georgia. Synovus Financial Corp. provides commercial and retail banking, investment and mortgage services to customers in Georgia, Alabama, South Carolina, Florida and Tennessee. See Synovus Financial Corp. on the web at www.synovus.com.

Forward-Looking Statements

This press release and certain of our other filings with the Securities and Exchange Commission contain statements that constitute “forward-looking statements” within the meaning of, and subject to the protections of, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact are forward-looking statements. You can identify these forward-looking statements through Synovus’ use of words such as “believes,” “anticipates,” “expects,” “may,” “will,” “assumes,” “should,” “predicts,” “could,” “would,” “intends,” “targets,” “estimates,” “projects,” “plans,” “potential” and other similar words and expressions of the future or otherwise regarding the outlook for Synovus’ future business and financial performance and/or the performance of the commercial banking industry and economy in general. These forward-looking statements include, among others, our expectations on credit trends, deposits and our loan portfolio; expectations on growth; statements regarding our continued sustainable profitability in future periods; and the assumptions underlying our expectations. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve known and unknown risks and uncertainties which may cause the actual results, performance or achievements of Synovus to be materially different from the future results, performance or achievements expressed or implied by such forward-looking statements. Forward-looking statements are based on the information known to, and current beliefs and expectations of, Synovus’ management and are subject to significant risks and uncertainties. Actual results may differ materially from those contemplated by such forward-looking statements. A number of factors could cause actual results to differ materially from those contemplated by the forward-looking statements in this report. Many of these factors are beyond Synovus’ ability to control or predict.

These forward-looking statements are based upon information presently known to Synovus’ management and are inherently subjective, uncertain and subject to change due to any number of risks and uncertainties, including, without limitation, the risks and other factors set forth in Synovus’ filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K/A for the year ended December 31, 2010 under the captions “Cautionary Notice Regarding Forward-Looking Statements” and “Risk Factors” and in Synovus’ quarterly reports on Form 10-Q and current reports on Form 8-K. We believe these forward-looking statements are reasonable; however, undue reliance should not be placed on any forward-looking statements, which are based on current expectations and speak only as of the date that they are made. We do not assume any obligation to update any forward-looking statements as a result of new information, future developments or otherwise, except as otherwise may be required by law.

Use of Non-GAAP Financial Measures

The measures entitled core deposits, tangible common equity to tangible assets ratio, pre-tax, pre-credit costs income, core expenses, non-interest income excluding net investment securities gains (losses), and net sequential quarter loan growth (decline) are not measures recognized under U.S. generally accepted accounting principles (GAAP), and therefore are considered non-GAAP financial measures. The most comparable GAAP measures are total deposits, total shareholders’ equity to total assets ratio, income (loss) before income taxes, total non-interest expense, total non-interest income, and sequential quarter total loan growth (decline), respectively.

Synovus believes that these non-GAAP financial measures provide meaningful additional information about Synovus to assist management and investors in evaluating Synovus’ capital strength and the performance of its core business. These non-GAAP financial measures should not be considered as substitutes for total deposits, total shareholders’ equity to total assets ratio, income (loss) before income taxes, or total non-interest expense, total non-interest income, or sequential quarter total loan growth (decline) determined in accordance with GAAP and may not be comparable to other similarly titled measures at other companies.

The computations of core deposits, tangible common equity to tangible assets ratio, pre-tax, pre-credit costs income, and core expenses, non-interest income excluding net investment gains (losses), and net sequential quarter loan growth (decline) and the reconciliation of these measures to total deposits, total shareholders’ equity to total assets ratio, income (loss) before income taxes, and total non-interest expense, total non-interest income, and sequential quarter total loan growth (decline) are set forth in the tables below.

Reconciliation of Non-GAAP Financial Measures

(dollars in thousands)	4Q11	3Q11	2Q11	1Q11	4Q10
Core Deposits
Total deposits	$22,411,752	23,109,427	22,875,017	23,205,879	24,500,304
Subtract: Brokered deposits	(1,783,174)	(2,157,631)	(2,690,598)	(2,978,615)	(3,152,349)

Core deposits	$20,628,578	20,951,796	20,184,419	20,227,264	21,347,955

Tangible Common Equity To Tangible Assets Ratio
Total assets	$27,162,845	28,253,924	28,313,910	28,678,203	30,093,148
Subtract: Goodwill	(24,431)	(24,431)	(24,431)	(24,431)	(24,431)
Subtract: Other intangible assets, net	(8,525)	(9,482)	(10,449)	(11,424)	(12,434)

Tangible assets	$27,129,889	28,220,011	28,279,030	28,642,348	30,056,283

Total shareholders’ equity	$2,827,452	2,829,448	2,850,938	2,882,605	2,997,918
Subtract: Goodwill	(24,431)	(24,431)	(24,431)	(24,431)	(24,431)
Subtract: Other intangible assets, net	(8,525)	(9,482)	(10,449)	(11,424)	(12,434)
Subtract: Cumulative perpetual preferred stock	(947,017)	(944,538)	(942,096)	(939,691)	(937,323)

Tangible common equity	$1,847,479	1,850,997	1,873,962	1,907,059	2,023,730

Total shareholders’ equity to total assets ratio	10.41%	10.01	10.07	10.05	9.96
Tangible common equity to tangible assets ratio	6.81%	6.56	6.63	6.66	6.73
Pre-tax, Pre-credit Costs Income
Income (loss) before income taxes	$26,979	37,118	(43,764)	(79,864)	(159,550)
Add: Provision for losses on loans	54,565	102,325	120,159	141,746	252,401
Add: Other credit costs(1)	35,962	40,211	37,772	35,347	29,305
Add: Restructuring charges	639	2,587	3,106	24,333	2,118
Subtract/Add: Investment securities (gains) losses, net	(10,337)	(62,873)	(377)	(1,420)	228
Add/Subtract: Loss (gain) on curtailment of post-retirement benefit	—	—	—	398	(7,092)
Add: Visa indemnification charge	5,942	—	92	4	—

Pre-tax, pre-credit costs income	$113,750	119,368	116,988	120,544	117,410

Core Expenses
Total non-interest expense	$219,082	222,552	222,415	239,716	229,006
Subtract: Other credit costs(1)	(35,962)	(40,211)	(37,772)	(35,347)	(29,305)
Subtract: Restructuring charges	(639)	(2,587)	(3,106)	(24,333)	(2,118)
Subtract/Add: (Loss) gain on curtailment of post-retirement benefit	—	—	—	(398)	7,092
Subtract: Visa indemnification charge	(5,942)	—	(92)	(4)	—

Core expenses	$176,539	179,754	181,445	179,634	204,675

(1)	Other credit costs consist primarily of losses on ORE, provision for losses on unfunded commitments, and charges related to other loans held for sale.

Reconciliation of Non-GAAP Financial Measures (continued)

(dollars in thousands)	4Q11	3Q11	2Q11	1Q11	4Q10
Non-interest income excluding investment securities gains (losses), net
Total non-interest income	$73,470	133,392	67,849	64,164	79,890
Subtract/Add: Investment securities (gains) losses, net	(10,337)	(62,873)	(377)	(1,420)	228

Non-interest income excluding investment securities gains (losses), net	$63,133	70,519	67,472	62,744	80,118

Net sequential quarter loan growth (decline)
Sequential quarter decline in total loans	$(22,273)	(402,724)	(492,612)	(588,341)	(995,273)
Add: Transfers to other loans held for sale	3,457	16,004	11,275	73,442	179,566
Add: Foreclosures	36,331	57,859	60,426	70,170	84,000
Add: Charge-offs excluding transfers to other loans held for sale and loan sales	78,443	87,660	126,821	98,000	160,306
Add: Loan sales	70,808	109,140	126,462	108,719	465,570

Net sequential quarter loan growth (decline)	$166,766	(132,061)	(167,628)	(238,010)	(105,831)

Core Expenses

	Twelve Months Ended December 31,
(dollars in thousands)	2011	2010
Total non-interest expense	$903,765	1,009,576
Subtract: Other credit costs(1)	(149,292)	(198,425)
Subtract: Restructuring charges	(30,665)	(5,538)
Subtract: (Loss) gain on curtailment of post-retirement benefit	(398)	7,092
Subtract: Visa indemnification charge	(6,038)	—

Core expenses	$717,372	812,705